Exhibit 99.1

AEO Inc. Expects to Report Second Quarter Results Above Guidance

August 3, 2023

PITTSBURGH — (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) expects second quarter revenue to be approximately flat to last year, ahead of previous guidance for revenue to be down low-single digits. The company also expects operating income to exceed previous guidance of $25 to $35 million.

“I am pleased to note that demand picked up in late June, with strength continuing as we introduced our initial Fall collections in July, reflecting newness centered on emerging trends across our brands. Looking to the second half of the year, we remain focused on building our category leadership and creating unique customer connections, while maintaining a sharp eye on improved profit flow through,” Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer commented.

In a separate release today, the company announced a planned leadership transition.

The company will report its final second quarter 2023 results by press release on Wednesday, September 6, 2023.

The company will also host a summary of AEO Inc.’s second quarter results with a live conference call that will be webcast on Wednesday, September 6, 2023 at 4:30pm, Eastern Time. The conference call can be accessed by calling:

•	Domestic: (877) 407-0789

•	International: (201) 689-8562

A replay will be available following the call at:

•	Domestic: (844) 512-2921

•	International: (412) 317-6671

•	Conference ID number: 13736966

The call will be archived and made available online in the Investor Relations section on AEO’s website, www.aeo-inc.com.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, Hong Kong and Japan, and ships to approximately 80 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 260 international locations operated by licensees in approximately 30 countries. In 2022, AEO released its first annual Building a Better World report, which outlines two decades of ESG achievements through the company’s Planet, People and Practices initiatives. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including second quarter and annual fiscal 2023 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results for fiscal 2023 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Investor Relations

412-432-3300

LineMedia@ae.com